EXHIBIT 99.3

bREITBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Pro Forma Combined Balance Sheet

As of September 30, 2012

	BreitBurn			BreitBurn
	Energy	Pro Forma		Energy
	Partners L.P.	Adjustments		Partners L.P.
Thousands of dollars	Historical	(Note 3)		Pro Forma
ASSETS
Current assets
Cash	$4,374	$-		$4,374
Accounts and other receivables, net	69,788	-		69,788
Derivative instruments	39,375	-		39,375
Related party receivables	1,916	-		1,916
Inventory	3,516	-		3,516
Prepaid expenses	3,378	-		3,378
Total current assets	122,347	-		122,347
Equity investments	7,135	-		7,135
Property, plant and equipment
Oil and gas properties	2,987,032	97,971	(a)	3,085,003
Other assets	14,123	-		14,123
	3,001,155	97,971		3,099,126
Accumulated depletion and depreciation	(627,842)	-		(627,842)
Net property, plant and equipment	2,373,313	97,971		2,471,284
Other long-term assets
Derivative instruments	46,029	-		46,029
Other long-term assets	30,156			30,156

Total assets	$2,578,980	$97,971		$2,676,951

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$33,896	$-		$33,896
Derivative instruments	5,200	-		5,200
Revenue and royalties payable	17,173	-		17,173
Salaries and wages payable	10,156	-		10,156
Accrued interest payable	28,512	-		28,512
Accrued liabilities	20,423	-		20,423
Total current liabilities	115,360	-		115,360

Credit facility	23,000	38,266	(b)	61,266
Senior notes, net	755,696	-		755,696
Deferred income taxes	2,300	-		2,300
Asset retirement obligation	86,499	4,014	(a)	90,513
Derivative instruments	2,016	-		2,016
Other long-term liabilities	4,697	-		4,697
Total liabilities	989,568	42,280		1,031,848
Commitments and contingencies
Equity
Partners' equity	1,589,412	55,691	(b)	1,645,103
Noncontrolling interest	-	-		-
Total equity	1,589,412	55,691		1,645,103

Total liabilities and equity	$2,578,980	$97,971		$2,676,951

See the accompanying notes to the unaudited pro forma combined financial statements.

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BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2012

	BreitBurn					BreitBurn
	Energy	AEO Assets		Pro Forma		Energy
	Partners L.P.	Historical		Adjustments		Partners L.P.
Thousands of dollars, except per unit amounts	Historical	(Note 4)		(Note 4)		Pro Forma

Revenues and other income items
Oil, natural gas and natural gas liquid sales	$300,688	$22,102	(a)	$-		$322,790
Gain on commodity derivative instruments, net	1,865	-		-		1,865
Other revenue, net	2,848	-		-		2,848
Total revenues and other income items	305,401	22,102		-		327,503
Operating costs and expenses
Operating costs	142,203	4,535	(a)	-		146,738
Depletion, depreciation and amortization	109,068	-		5,771	(d)	114,839
General and administrative expenses	40,321	-		-		40,321
Loss on sale of assets	222	-		-		222
Total operating costs and expenses	291,814	4,535		5,771		302,120

Operating income (loss)	13,587	17,567		(5,771)		25,383

Interest expense, net of capitalized interest	43,231	-		568	(e)	43,799
Loss on interest rate swaps	926	-		-		926
Other expense, net	36	-		-		36

Income (loss) before taxes	(30,606)	17,567		(6,339)		(19,378)

Income tax benefit	(201)	-		-		(201)

Net income (loss)	(30,405)	17,567		(6,339)		(19,177)
Less: Net income attributable to noncontrolling interest	(62)	-		-		(62)

Net income (loss) attributable to the partnership	$(30,467)	$17,567		$(6,339)		$(19,239)

Basic net loss per unit	$(0.44)					$(0.27)
Diluted net loss per unit	$(0.44)					$(0.27)

Weighted average number of units used to calculate
Basic net income per unit	69,363			3,014	(f)	72,377
Diluted net income per unit	69,363			3,014	(f)	72,377

See the accompanying notes to the unaudited pro forma combined financial statements.

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BreitBurn Energy Partners L.P. and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2011

	BreitBurn							BreitBurn
	Energy	Cabot Assets		AEO Assets		Pro Forma		Energy
	Partners L.P.	Historical		Historical		Adjustments		Partners L.P.
Thousands of dollars, except per unit amounts	Historical	(Note 4)		(Note 4)		(Note 4)		Pro Forma

Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$394,393	$40,530	(a)	$30,810	(a)	$150	(b)	$465,883
Gain on commodity derivative instruments, net	81,667	-		-		-		81,667
Other revenue, net	4,310	-		-		-		4,310
Total revenues and other income items	480,370	40,530		30,810		150		551,860
Operating costs and expenses:
Operating costs	165,969	11,863	(a)	6,729	(a)	973	(c)	185,534
Depletion, depreciation and amortization	107,503	-		-		18,331	(d)	125,834
General and administrative expenses	53,313	-		-		2,183	(c)	55,496
Gain on sale of assets	(111)	-		-		-		(111)
Unreimbursed litigation costs	(113)	-		-		-		(113)
Total operating costs and expenses	326,561	11,863		6,729		21,487		366,640

Operating income (loss)	153,809	28,667		24,081		(21,337)		185,220

Interest expense, net of capitalized interest	39,165	-		-		5,779	(e)	44,944
Loss on interest rate swaps	2,777	-		-		-		2,777
Other income, net	(19)	-		-		-		(19)

Income (loss) before taxes	111,886	28,667		24,081		(27,116)		137,518

Income tax expense	1,188	-		-		-		1,188

Net income (loss)	110,698	28,667		24,081		(27,116)		136,330

Less: Net income attributable to noncontrolling interest	(201)	-		-		-		(201)

Net income (loss) attributable to the partnership	$110,497	$28,667		$24,081		$(27,116)		$136,129

Basic net income per unit	$1.80							$2.11
Diluted net income per unit	$1.79							$2.11

Weighted average number of units used to calculate
Basic net income per unit	61,470					3,014	(f)	64,484
Diluted net income per unit	61,604					3,014	(f)	64,618

See the accompanying notes to the unaudited pro forma combined financial statements.

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Notes to the Unaudited Pro Forma Combined Financial Statements

1.	General

BreitBurn Energy Partners L.P. is a Delaware limited partnership formed on March 23, 2006. BreitBurn Energy Partners L.P. completed its initial public offering in October 2006. References in this filing to “the Partnership,” “we,” “our,” “us” or like terms refer to BreitBurn Energy Partners L.P. and its subsidiaries.

We are an independent oil and gas partnership focused on the acquisition, exploitation and development of oil and gas properties in the United States.

On November 30, 2012, the Partnership and BreitBurn Operating L.P. (“BreitBurn Operating”), our wholly owned subsidiary, completed the acquisition of certain assets (the “AEO Assets”), effective November 1, 2012, from American Energy Operations, Inc. (“AEO”). The Partnership paid approximately $38 million in cash, net of approximately $2 million in anticipated purchase price adjustments, and issued 3,013,561 common units representing limited partner interests in the Partnership (“Common Units”) to AEO (the “AEO Acquisition”). The purchase price is subject to customary purchase price adjustments. The AEO Assets consist principally of oil properties located in the Belridge Field in Kern County, California

On October 6, 2011, BreitBurn Operating completed the acquisition of certain assets (the “Cabot Assets”), effective September 1, 2011, from Cabot Oil & Gas Corporation (“Cabot”) for $281 million in cash (the “Cabot Acquisition”). The Cabot Assets consist principally of natural gas properties located primarily in the Evanston and Green River Basins of Southwest Wyoming. The Cabot Assets also include limited acreage and non-operated oil and natural gas interests in Colorado and Utah.

2.	Basis of Presentation

The Partnership’s unaudited pro forma combined balance sheet has been presented to show the effect as if the AEO Acquisition had occurred on September 30, 2012.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 have been presented based on the individual statements of operations of the Partnership, and reflect the pro forma operating results attributable to the AEO Assets as if the acquisition and the related transactions had occurred on January 1, 2011 and the Cabot Assets as if the acquisition and the related transactions had occurred on January 1, 2010. BreitBurn Energy Partners L.P. historical statements of operations include operating results from the Cabot Assets for the three months ended December 31, 2011 and the nine months ended September 30, 2012, and, as such, there are no pro forma adjustments related to the Cabot Assets for these periods.

Pro forma data is based on currently available information and certain estimates and assumptions as explained in the notes to the unaudited pro forma combined financial statements. Pro forma data is not necessarily indicative of the financial results that would have been attained had the Cabot and AEO acquisitions occurred on January 1, 2010 and January 1, 2011, respectively. As actual adjustments may differ from the pro forma adjustments, the pro forma amounts presented should not be viewed as indicative of operations in future periods. The accompanying unaudited pro forma combined financial statements of the Partnership should be read in conjunction with our Quarterly Report on Form 10-Q for the nine months ended September 30, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011 and the statement of revenues and direct operating expenses for the Cabot Assets and the notes thereto filed as exhibit 99.1 to the Current Report on Form 8-K/A filed March 27, 2012.

3.	Pro Forma Adjustments to the Unaudited Combined Balance Sheet

Pro forma adjustments to the Unaudited Combined Balance Sheet for the period ended September 30, 2012 reflect the acquisition and the preliminary purchase price allocations for the AEO Assets, assuming borrowings were made under our Second Amended and Restated Credit Agreement.

The preliminary purchase price allocations are based on preliminary reserve reports, quoted market prices and estimates by management. To estimate the fair values of acquired oil and gas reserves, we utilized our reserve engineers’ estimates of oil and natural gas proved reserves to arrive at estimates of future cash flows net of operating and development costs. The estimated future net cash flows were discounted at a weighted average cost of capital.

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The preliminary purchase price allocation is subject to final closing adjustments. We expect to finalize the purchase price allocation within one year of the acquisition date.

(a)	The preliminary allocation of the purchase price for the AEO Assets is summarized below:

Thousands of dollars
Oil and gas properties	$97,971
Asset retirement obligation	(4,014)
$93,957

(b)	The preliminary purchase price was approximately $38 million in cash and 3,013,561 Common Units, which had a closing price on November 30, 2012 of $18.48. The $38 million payment was made with borrowings under our Second Amended and Restated Credit Agreement.

Thousands of dollars
Fair market value of Common Units issued to AEO	$55,691
Credit facility borrowings	38,266
Total purchase price	$93,957

4. Pro Forma Adjustments to the Unaudited Combined Statement of Operations

Pro forma adjustments to the Consolidated Statement of Operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 assume the acquisition was consummated on January 1, 2011.

The unaudited pro forma combined statements of operations have been adjusted as follows:

(a)	Record revenue and direct operating expenses for the acquired assets derived from historical financial records.

AEO - for the nine months ended September 30, 2012, $22.1 million of revenue and $4.5 million of direct operating expenses.

AEO - for the year ended December 31, 2011, $30.8 million of revenue and $6.7 million of direct operating expenses.

Cabot – for the year ended December 31, 2011, $40.5 million of revenue and $11.9 million of direct operating expenses.

(c)	Cabot - for the year ended December 31, 2011, record a $0.2 million increase in revenue to reflect natural gas sales revenue for the Cabot Assets under the entitlement method.

(d)	Cabot - for the year ended December 31, 2011, record estimated incremental regional operation management costs of $1.0 million and general and administrative expense of $2.2 million, expected to be incurred for the Cabot Assets

(d)	Record incremental depletion, depreciation and accretion expense related to the acquired depletable and depreciable assets.

AEO - for the nine months ended September 30, 2012, $5.8 million.

AEO - for the year ended December 31, 2011, $8.0 million.

Cabot - for the year ended December 31, 2011, $10.3 million.

(e)	AEO - Add interest expense associated with bank debt of approximately $38 million incurred to fund the AEO Acquisition; the assumed variable interest rate was 2.151% and 2.308% for the nine months ended September 30, 2012 and the year ended December 31, 2011, respectively. If the variable interest rate increased or decreased by 0.125% in the future, the annual pro forma interest expense would increase or decrease by less than $0.1 million.

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- for the nine months ended September 30, 2012, $0.6 million.

- for the year ended December 31, 2011, $1.1 million.

Cabot - for the year ended December 31, 2011, add interest expense of $4.7 million associated with bank debt of approximately $281 million incurred to fund the Cabot Acquisition. The assumed variable interest rate was 2.230%. If the variable interest rate increased or decreased by 0.125% in the future, the annual pro forma interest expense would increase or decrease by approximately $0.4 million.

(f)	Add 3,013,561 Common Units issued to AEO as partial consideration for the AEO assets.

5.	Supplemental Oil and Gas Information (Unaudited)

The following table sets forth certain unaudited pro forma information regarding estimates of the Partnership’s proved crude oil and natural gas reserves for the year ended December 31, 2011, giving effect to the AEO Acquisition as if it had occurred on January 1, 2011. Because oil reserve estimates are inherently imprecise and require extensive judgments of reservoir engineering data, they are generally less precise than estimates made in conjunction with financial disclosures.

	BreitBurn Energy Partners L.P.			AEO Assets			BreitBurn Energy Partners L.P.
	Historical			Historical			Pro Forma
	Total	Oil	Gas	Total	Oil	Gas	Total	Oil	Gas
	(MBoe)	(MBbl)	(MMcf)	(MBoe)	(MBbl)	(MMcf)	(MBoe)	(MBbl)	(MMcf)
Proved Reserves
Beginning balance	118,908	41,659	463,491	3,896	3,422	2,842	122,804	45,081	466,333
Revision of previous estimates	7,037	10,074	(18,222)	-	-	-	7,037	10,074	(18,222)
Purchase of reserves in-place	32,198	4,204	167,971	-	-	-	32,198	4,204	167,971
Sale of reserves in-place	-	-	-	-	-	-	-	-	-
Production	(7,037)	(3,255)	(22,697)	(326)	(271)	(330)	(7,363)	(3,526)	(23,027)

Ending balance	151,106	52,682	590,543	3,570	3,151	2,512	154,676	55,833	593,055

Proved Developed Reserves
Beginning balance	108,283	38,719	417,381	2,639	2,264	2,248	110,922	40,983	419,629
Ending balance	131,462	47,813	501,891	2,356	2,031	1,952	133,818	49,844	503,843
Proved Undeveloped Reserves
Beginning balance	10,625	2,940	46,110	1,257	1,158	594	11,882	4,098	46,704
Ending balance	19,644	4,869	88,652	1,214	1,120	560	20,858	5,989	89,212

The unweighted average first-day-of-the-month crude oil and natural gas prices used to determine our historical total estimated proved reserves as of December 31, 2011 were $95.97 per Bbl of oil for Michigan, California and Florida, $76.79 per Bbl of oil for Wyoming and $4.12 per MMBtu of gas.

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Summarized in the following table is information for the Partnership’s unaudited pro forma standardized measure of discounted cash flows relating to estimated proved reserves as of December 31, 2011, giving effect to the AEO Acquisition. The standardized measure of discounted future net cash flows was determined based on the economic conditions in effect at December 31, 2011. The disclosures below do not purport to present the fair market value of the Partnership’s oil and gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates. The pro forma standardized measure of discounted future net cash flows is presented as follows:

	BreitBurn		BreitBurn
	Energy		Energy
	Partners L.P.	AEO Assets	Partners L.P.
Thousands of dollars	Historical	Historical	Pro Forma
Future cash inflows	$7,338,443	$354,470	$7,692,913
Future development costs	(338,273)	(24,290)	(362,563)
Future production expense	(3,531,192)	(114,965)	(3,646,157)
Future net cash flows	3,468,978	215,215	3,684,193
Discounted at 10% per year	(1,809,677)	(102,834)	(1,912,511)
Standardized measure of discounted future net cash flows	$1,659,301	$112,381	$1,771,682

The following table sets forth unaudited pro forma information for the principal sources of changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2011, giving effect to the AEO Acquisition:

	BreitBurn		BreitBurn
	Energy		Energy
	Partners L.P.	AEO Assets	Partners L.P.
Thousands of dollars	Historical	Historical	Pro Forma
Beginning balance	$1,064,924	$125,929	$1,190,853

Sales and transfers, net of production expense	(228,424)	(24,081)	(252,505)
Net change in sales and transfer prices, net of production expense	393,183	-	393,183
Previously estimated development costs incurred during year	39,665	-	39,665
Changes in estimated future development costs	(35,886)	-	(35,886)
Purchase of reserves in place	342,675	-	342,675
Revision of quantity estimates and timing of estimated production	(23,328)	-	(23,328)
Accretion of discount	106,492	10,533	117,025

Ending balance	$1,659,301	$112,381	$1,771,682

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